EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated March 20, 1998 on the statement of condition and related securities portfolio of Van Kampen American Capital
Insured Income Trust, Series 71 as of March 20, 1998 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."


                                                          GRANT THORNTON LLP

Chicago, Illinois
March 20, 1998